Exhibit 99.1

Press Release

www.shire.com

Shire Comments on Recent US Treasury Notice

Proposed Combination with Baxalta on Track to Close in Mid-2016

Dublin, Ireland – April 6, 2016 - Shire plc (LSE: SHP, NASDAQ: SHPG) acknowledges the US Treasury notice published on April 4, 2016, and anticipates the Baxalta transaction will proceed as originally announced on January 11, 2016.

The combination of Shire and Baxalta is based on a strong strategic rationale to create the leading global biotechnology company focused on rare diseases. The company currently expects to complete its proposed combination by mid-2016 as previously announced.

###

For further information please contact:

Investor Relations
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157
Robert Coates	rcoates@shire.com	+44 1256 894874
Ian Karp	karp@shire.com	+1 781-482-9018
Media
Michele Galen	mgalen@shire.com	+1 781 482-1867
Brooke Clarke	brclarke@shire.com	+44 1256 894829

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Forward-Looking Statements

Statements included herein that are not historical facts, including without limitation statements concerning our announced business combination with Baxalta and the timing and financial and strategic benefits thereof, our 20x20 ambition that targets $20 billion in combined product sales by 2020, as well as other targets for future financial results, capital structure, performance and sustainability of the combined company, the combined company’s future strategy, plans, objectives, expectations and intentions, the anticipated timing of clinical trials and approvals for, and the commercial potential of, inline or pipeline products are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, the following:

•	the proposed combination with Baxalta may not be completed due to a failure to satisfy certain closing conditions, including any shareholder or regulatory approvals or the receipt of applicable tax opinions;

•	disruption from the proposed transaction with Baxalta may make it more difficult to conduct business as usual or maintain relationships with patients, physicians, employees or suppliers;

•	the combined company may not achieve some or all of the anticipated benefits of Baxalta’s spin-off from Baxter International, Inc. (“Baxter”) and the proposed transaction may have an adverse impact on Baxalta’s existing arrangements with Baxter, including those related to transition, manufacturing and supply services and tax matters;

•	the failure to achieve the strategic objectives with respect to the proposed combination with Baxalta may adversely affect the combined company’s financial condition and results of operations;

•	products and product candidates may not achieve commercial success;

•	product sales from ADDERALL XR and INTUNIV are subject to generic competition;

•	the failure to obtain and maintain reimbursement, or an adequate level of reimbursement, by third-party payers in a timely manner for the combined company’s products may affect future revenues, financial condition and results of operations, particularly if there is pressure on pricing of products to treat rare diseases;

•	supply chain or manufacturing disruptions may result in declines in revenue for affected products and commercial traction from competitors; regulatory actions associated with product approvals or changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, an increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

•	the successful development of products in various stages of research and development is highly uncertain and requires significant expenditures and time, and there is no guarantee that these products will receive regulatory approval;

•	the actions of certain customers could affect the combined company’s ability to sell or market products profitably, and fluctuations in buying or distribution patterns by such customers can adversely affect the combined company’s revenues, financial condition or results of operations;

•	investigations or enforcement action by regulatory authorities or law enforcement agencies relating to the combined company’s activities in the highly regulated markets in which it operates may result in significant legal costs and the payment of substantial compensation or fines;

•	adverse outcomes in legal matters and other disputes, including the combined company’s ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on the combined company’s revenues, financial condition or results of operations;

•	Shire is undergoing a corporate reorganization and was the subject of an unsuccessful acquisition proposal and the consequent uncertainty could adversely affect the combined company’s ability to attract and/or retain the highly skilled personnel needed to meet its strategic objectives;

•	failure to achieve the strategic objectives with respect to Shire’s acquisition of NPS Pharmaceuticals Inc. or Dyax Corp. (“Dyax”) may adversely affect the combined company’s financial condition and results of operations;

•	the combined company will be dependent on information technology and its systems and infrastructure face certain risks, including from service disruptions, the loss of sensitive or confidential information, cyber-attacks and other security breaches or data leakages that could have a material adverse effect on the combined company’s revenues, financial condition or results of operations;

•	the combined company may be unable to retain and hire key personnel and/or maintain its relationships with customers, suppliers and other business partners;

•	difficulties in integrating Dyax or Baxalta into Shire may lead to the combined company not being able to realize the expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits at the time anticipated or at all; and

other risks and uncertainties detailed from time to time in Shire’s, Dyax’s or Baxalta’s filings with the Securities and Exchange Commission (“SEC”), including those risks outlined in “ITEM 1A: Risk Factors” in Shire’s and Baxalta’s Annual Reports on Form 10-K for the year ended December 31, 2015.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by applicable law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events

3